Exhibit 4.3

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT entered into this 28th day of March, 2016, by and between P.A.M. TRANSPORT, INC., an Arkansas corporation, whose address is 297 W. Henri de Tonti Boulevard, P.O. Box 188, Tontitown, Arkansas 72770 (“Grantor”), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association whose address is 165 Madison Avenue, Memphis, Tennessee 38103, Attention: First Tennessee Business Credit (“Bank”).

W I T N E S S E T H:

That for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with Bank as follows:

1. Definitions. Reference is made to the Amended and Restated Loan Agreement, dated March 28, 2016, among the Grantor, the Bank, and any Guarantor therein mentioned and described (as same may be amended or modified, the “Loan Agreement”), said Loan Agreement being incorporated herein by reference. All terms used in this Security Agreement which are defined in the Loan Agreement or in Article 9 of the Uniform Commercial Code (the “Code”) of Tennessee, as now or hereinafter in effect, and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to Bank, and grants to Bank a continuing security interest in, the following (the “Collateral”):

(a) All of the Grantor's accounts, accounts receivable, unbilled revenue, chattel paper, instruments, and other obligations of any kind, whether or not earned by performance (collectively hereinafter called “Accounts Receivable” or “Receivables”) whether now or hereafter existing, arising out of or in connection with the rendering of transportation services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such Accounts Receivable;

(b) All of Grantor's customer lists, original books and records, ledger and account cards, computer tapes, discs and printouts, whether now in existence or hereafter created, relating to such Accounts Receivable;

(c) All proceeds (“Proceeds”) of any and all of the foregoing Collateral. (Although proceeds are covered, Bank does not authorize the sale or other transfer of any of the Collateral or the transfer of any interest in the Collateral, except for the sale of goods in the ordinary course of Grantor's business);

in each case, whether now owned or hereafter acquired by the Grantor and howsoever its interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise).

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3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a) the full and prompt payment, when due, of the indebtedness (and interest thereon) evidenced and to be evidenced by that certain Fourth Amended and Restated Consolidated Revolving Credit Note, bearing date of the 28th day of March, 2016, in the principal sum of Forty Million Dollars ($40,000,000.00), executed by Grantor, and payable to the order of Bank, and any and all renewals, modifications, and extensions of said note, in whole or in part;

(b) the due performance and observance by the Grantor of all of its covenants, agreements, representations, liabilities, obligations, and undertakings as set forth herein, or in the Loan Agreement (as the same may be modified, renewed or extended from time to time) or in any other instrument or document which now or at any time hereafter evidences or secures, in whole or in part, all or any part of the Obligations hereby secured;

(c) all indebtedness, liabilities, obligations, covenants and duties of Grantor to the Bank, of every kind, nature and description arising under of in respect of any Bank Product (including arising under or in respect of any guaranty thereof), whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, in each case now existing or hereafter arising. “Bank Products” means any of the following that the Bank provides, to or enters into with the Grantor: (i) any deposit, lockbox, Cash Management Services, or other cash management agreement, (ii) any Interest Rate Management Agreements, (iii) any credit cards, purchase cards and/or debit cards, and (iv) any other product, service or agreement pursuant to which Grantor is indebted to the Bank. “Interest Rate Management Agreements” means interest rate management contracts with Bank on behalf of the Grantor, whether now existing or hereafter arising, which shall include, but are not limited to, interest rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options or any other similar transaction (including any option with respect to any of these transactions). “Cash Management Services” means any services provided from time to time by the Bank to Grantor in connection with the operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

(d) the prompt payment and performance of any and all other present and future indebtednesses, liabilities and obligations of Grantor to Bank of every kind, character, and description, whether now existing or hereafter created or arising, whether absolute or contingent, due or to become due, joint or several, matured or unmatured, direct or indirect, primary or secondary, and including, without limitation, all future advances to the Grantor and all obligations of the Grantor with respect to any letters of credit issued at any time by Bank for the benefit of Grantor.

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4. Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Grantor's chief place of business and chief executive office, the place where the Grantor keeps its records concerning Accounts Receivable and all originals of all chattel paper which constitute Accounts Receivable are located at the address specified for the Grantor in the initial paragraph hereof. None of the Accounts Receivable is evidenced by a promissory note or other instrument.

(b)     (i)  Except as otherwise specifically mentioned in Exhibit ”A,” hereto attached, the Grantor owns the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement.

(ii) Except for the financing statements filed in favor of Bank relating to this Agreement, and except for any financing statements filed with respect to the security interests mentioned in Exhibit ”A,” hereto attached, no other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

(c) The exercise by Bank of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Grantor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required either for the grant by the Grantor of the security interest created hereby in the Collateral or for the exercise by Bank of its rights and remedies hereunder.

(e) This Agreement creates a valid security interest in favor of the Bank in the Collateral. The taking possession by the Bank of all instruments and chattel paper constituting Collateral from time to time, and the filing of financing statements with the Arkansas Secretary of State will perfect and establish the priority of the Bank's security interest hereunder in the Collateral, subject to no other liens and encumbrances, except as otherwise specifically disclosed in Exhibit ”A.” Except as set forth in this Section 4(e), no action is necessary or desirable to perfect or otherwise protect such security interest.

5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless Bank shall otherwise consent in writing:

(a) Further Assurances. The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that Bank deems necessary or desirable or that Bank may request in order (i) to perfect and protect the security interest created or purported to be created hereby; (ii) to enable Bank to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as Bank deems necessary or desirable or that Bank may request in order to perfect and preserve the security interest created or purported to be created hereby; (B) furnishing to Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Bank may reasonably request, all in reasonable detail; (C) marking conspicuously each chattel paper included in the Accounts Receivable and, at the request of the Bank, each of its records pertaining to the Account Receivable with a legend, in form and substance satisfactory to the Bank, indicating that such chattel paper is subject to the security interest created hereby; and (D) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Bank hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank.

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(b) Taxes. The Grantor will pay promptly before delinquent all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Collateral, except to the extent the validity thereof is being contested diligently and in good faith by proper proceedings satisfactory to the Bank.

(c) Insurance. This Section is intentionally omitted.

(d) As to Receivables.

(i) The Grantor will (A) keep its chief place of business and chief executive office and all originals of all chattel paper which constitute Accounts Receivable, at the location(s) specified in paragraph 4(a) hereof, and (B) maintain and preserve complete and accurate records concerning the Receivables and such chattel paper and the proceeds thereof.

(ii) As of the time any Receivable becomes subject to the security interest granted by this Security Agreement, including, without limitation, as of each time any specific assignment or transfer or identification is made to Bank of any Receivable, Grantor shall be deemed to have warranted as to each and all of such Receivables that each Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable is valid and subsisting and arises out of a bona fide sale of goods sold and delivered, or in the process of being delivered, or out of and for services theretofore actually rendered, to the account debtor named in the Receivable; that the amount of the Receivable represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discount is not subject to any setoffs, credits, deductions or counter-charges; that the Grantor is the owner thereof free and clear of all prior liens, except for the security interest in favor of Bank and any security interest specifically mentioned in Exhibit ”A” hereto attached; and that no surety bond was required or given in connection with said Receivable or the contracts or purchase orders out of which the same arose; and that Grantor has no notice of or reason to believe that the account debtor is subject to any pending bankruptcy proceeding, insolvency proceeding or operations of any creditors committee.

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(iii) Bank shall have the privilege at any time upon its request, of inspection during reasonable business hours of any of the business properties or premises of the Grantor and the books and records of the Grantor relating to said Receivables and inventory or the processing or collection thereof as well as those relating to its general business affairs and financial condition. Bank shall have the right at any time after the occurrence of a Default, to notify any and all account debtors to make payment thereof directly to Bank; but prior to a Default, and after a Default to the extent Bank does not so elect, Grantor shall continue to collect the Receivables. Except as the Bank shall otherwise expressly agree in writing, all proceeds of collection of Receivables received by the Grantor shall be forthwith accounted for and transmitted to Bank in the form as received by the Grantor and shall not be commingled with any funds of the Grantor. In the event the account debtor of any Receivable included in this Security Agreement shall also be indebted to the Grantor in any other respect and such account debtor shall make payment without designating the particular indebtedness against which it is to apply, such payment shall be conclusively presumed to be payment on the Receivable of such account debtor included in this Security Agreement. Any proceeds of Receivables so transmitted to Bank shall be handled and administered by Bank in and through a Remittance or similar account, but the Grantor acknowledges that the maintenance of such an account by Bank is solely for its convenience in facilitating its own operations pursuant hereto and that Grantor has not and shall not have any right, title or interest in said Receivable or in the amounts at any time to the credit thereof. Except to the extent Bank may from time to time in its discretion release proceeds to the Grantor for use in its business, all proceeds received by Bank shall be applied on the Obligations secured hereby, whether or not such Obligations shall have by their terms matured, such application to be made at such intervals as Bank may determine, except that Bank need not apply or give credit for any item included in such proceeds until two (2) business days after receipt by Bank of such item at its main office in Memphis, Tennessee. Items received after 2:00 o'clock p.m. on any business day shall be deemed to have been received the following business day. In administering the collection of proceeds as herein provided for, Bank may accept checks or drafts in any amount and bearing any notation without incurring liability to Grantor for so doing.

(iv) Until the Bank exercises its right of collection under paragraph 5(e)(iii) or its right to require Grantor to transmit the proceeds of the Accounts Receivable directly to the Bank under paragraph 5(e)(iii), except as hereafter provided, Grantor may collect these proceeds, deposit them in the Grantor's operating accounts and otherwise commingle them with other funds of the Grantor. Notwithstanding the foregoing, Grantor shall establish and maintain, at its expense, lockboxes and/or accounts ("Blocked Account") as Bank may specify, with financial institutions reasonably acceptable to Bank, and shall enter into and shall cause the applicable financial institutions to enter into lockbox/and or blocked account agreements, in form and substance reasonably acceptable to the Bank pertaining to the cash in the Blocked Account, including provisions that provide, among other items, that the financial institutions shall follow the instructions of the Bank as to the cash held in the Blocked Account, providing that all items received or deposited in the Blocked Account are held for the benefit of Bank, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the Bank shall initiate a transfer through an ACH transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Bank as Bank may from time to time designate for such purpose. If the Bank requires that the Grantor establish the lockbox and/or Blocked Account, Grantor shall promptly deposit, and, if required by Bank, shall direct its account debtors to directly remit, all cash payments received by Grantor (or, in the case of account debtors, payable to Grantor), including, without limitation, all payments in respect of Accounts Receivable and all proceeds of the Collateral into the Blocked Account.

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(v) After any occurrence of a Default, Bank shall have the right, but shall incur no liability for failing to do so, in its own name, or in the name of the Grantor to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done, and to endorse the name of the Grantor on all commercial paper given in payment or part payment thereof, and in its discretion to file any claim or take any action or proceedings which Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of Bank in the Receivables and the proceeds thereof.

(vi) Grantor will from time to time execute such further instruments and do such further acts and things as Bank may reasonably require by way of further assurance to Bank of the matters and things herein provided for or intended so to be. Without limiting the foregoing, Grantor agrees to execute and deliver to Bank an assignment or other form of identification in the form required by Bank of all Receivables at any time included under this Security Agreement, together with such other evidence of the existence and identity of such Receivables as Bank may reasonably require; and Grantor will mark its books and records to reflect this Security Agreement. Grantor will accompany each transmission of proceeds of Receivables to Bank with a report in such form as Bank may require in order to identify the Receivables to which such proceeds apply.

(e) Transfers and Other Liens. Without the prior consent of Bank or as permitted by the Loan Agreement, the Grantor will not (i) sell, assign (by operation of law or otherwise), exchange, or otherwise dispose of any of the Collateral; or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created by this Agreement, and except for any security interest specifically disclosed in Exhibit ”A,” attached hereto.

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6. Additional Provisions Concerning the Collateral.

(a) The Grantor hereby authorizes Bank to file, without the signature of the Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(b) The Grantor hereby irrevocably appoints Bank the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (i) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) above; (iii) to sign its name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verification of accounts and on notices to customers (including notices directing customers to make payment direct to Bank); (iv) to notify the post office authorities to change the address for delivery of its mail to an address designated by Bank, to receive, open and process all mail addressed to Grantor, to send requests for verification of Receivables to customers; and (v) to file any claims or take any action or institute any proceedings which Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Bank with respect to any of the Collateral. Grantor hereby ratifies and approves all acts of said attorney; and so long as the attorney acts in good faith it shall have no liability to Grantor for any act or omission as such attorney.

(c) If the Grantor fails to perform any agreement contained herein, Bank may itself perform, or cause performance of, such agreement or obligation, and the costs and expenses of Bank incurred in connection therewith shall be payable by the Grantor under Section 9 hereof, and shall be fully secured hereby.

(d) The powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e) Anything herein to the contrary notwithstanding, (i) the Grantor shall remain liable under any contracts and agreements relating to the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Bank of any of its rights hereunder shall not release the Grantor from any of its obligations under the contracts and agreements relating to the Collateral; and (iii) Bank shall not have any obligation or liability by reason of this Agreement under any contracts and agreements relating to the Collateral, nor shall Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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7. Remedies Upon Default. If an Event of Default shall have occurred:

(a) Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of Bank forthwith, assemble all or part of the Collateral as directed by Bank and make it available to Bank at a place to be designated by Bank which is reasonably convenient to Bank; and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Bank's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Bank may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by Bank as Collateral and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied as follows:

(i) First, to the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Bank in connection with (A) the administration of this Agreement, (B) the retaking, custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of Bank hereunder, or (D) the failure of the Grantor to perform or observe any of the provisions hereof or of the Loan Agreement;

(ii) Second, to the reimbursement of Bank for the amount of any obligations of the Grantor paid or discharged by Bank pursuant to the provisions of this Agreement, and of any expenses of Bank payable by the Grantor hereunder;

(iii) Third, to the satisfaction of the Obligations, in such order as Bank shall elect;

(iv) Fourth, to the payment of any other amounts required by applicable law; and

(v) Fifth, the surplus proceeds, if any, to the Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Bank is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at such rate(s) as shall be fixed by instrument(s) evidencing the Obligation(s) with respect to which such deficiency exists, together with the costs of collection and the reasonable fees of any attorneys employed by Bank to collect such deficiency.

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8. Rights and Duties of Bank, Etc. Bank undertakes, as to this Agreement, to exercise only such duties as are specifically set forth in this Agreement and to exercise such of the rights, powers and remedies as are vested in it by this Agreement or by law.

9. Indemnity and Expenses.

(a) The Grantor agrees to indemnify Bank from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting solely and directly from Bank's gross negligence or willful misconduct.

(b) The Grantor will upon demand pay to Bank the amount of any and all costs and expenses, including the fees and disbursements of the Bank's counsel and of any experts and agents, which Bank may incur in connection with (i) the administration of this Agreement (excluding the salary of Bank's employees and Bank's normal and usual overhead expenses); (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of Bank hereunder; or (iv) the failure by the Grantor to perform or observe any of the provisions hereof, except expenses resulting solely and directly from Bank's gross negligence or willful misconduct.

10. Notices, Etc. All notices and other communications provided for hereunder (except for routine informational communications) shall be in writing and shall be mailed, by registered or certified mail, return receipt requested, sent by recognized national overnight courier service or delivered, if to the Grantor, to it at its address specified in the first paragraph of this Agreement; and if to the Bank, to it Attention: First Tennessee Business Credit, at its address specified in the first paragraph of this Agreement, with a copy (if other than a routine informational communication) to Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 2000 First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Mary Aronov. All such notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; (ii) if sent by recognized national overnight courier service, one (1) business day after sending; and (iii) if delivered, upon delivery.

11. Security Interest Absolute. All rights of Bank, all security interests and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Loan Agreement, any guaranty, or any other agreement or instrument relating thereto; (ii) any change in the time, manner, or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from this Agreement, any guaranty, or any other agreement or instrument relating thereto; (iii) any increase in, addition to, or exchange, release, or non-perfection of, any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement; or (v) the absence of any action on the part of Bank to obtain payment or performance of the Obligations from the Grantor or any other party.

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12. Miscellaneous.

(a) No amendment of any provision of this Security Agreement shall be effective unless it is in writing and signed by the Grantor and Bank, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other instrument or document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Bank provided herein and in the other instruments and documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Bank under any Loan Agreement between the parties, any guaranty, any other instrument which now or hereafter evidences or secures all or part of the Obligations, or any related document against any party thereto are not conditional or contingent on any attempt by Bank to exercise any of its rights under any other such instrument or document against such party or against any other party.

(c) Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all of the Obligations, (ii) be binding on the Grantor and its successors and permitted assigns and shall inure, together with all rights and remedies of Bank hereunder, to the benefit of Bank and its successors, transferees, and assigns. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Bank.

(e) Upon the satisfaction in full of all of the Obligations, Bank will, upon the Grantor's request and at the Grantor's expense, (i) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence termination of the security interest herein granted.

(f) This Agreement shall be governed by and construed in accordance with the statutes and laws of the state of Tennessee, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Tennessee. If any provision hereof is in conflict with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

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13. This Amended and Restated Security Agreement constitutes an amendment and restatement of that certain prior Security Agreement from the Grantor to the Bank dated July 26, 1994, as previously amended by First Amendment to Security Agreement dated June 27, 1995, Second Amendment to Security Agreement dated July 3, 1996, Third Amendment to Security Agreement dated April 26, 2001, Fourth Amendment to Security Agreement dated June 22, 2007, Fifth Amendment to Security Agreement dated May 30, 2012, and Sixth Amendment to Security Agreement dated November 17, 2014 (collectively, the “Prior Security Agreement”), and shall not be deemed to be a novation thereof. From and after the date hereof, all matters previously governed by the Prior Security Agreement shall be governed by the terms and conditions hereof.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officers on this the day and year first above written.

ATTEST:		P.A.M. TRANSPORT, INC.
	/s/ Allen West	By:	/s/ Daniel H. Cushman
Title:	Secretary	Title:	President
GRANTOR

(Corporate Seal)

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EXHIBIT “A”
TO
SECURITY AGREEMENT

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